EXHIBIT 32.1

Certificate of Principal Executive Officer

pursuant to section 18 U.S.C. Section 1350,

as adopted pursuant to Section 906

of Sarbanes-Oxley Act of 2002

In connection with the accompanying Quarterly Report of CNET Networks, Inc. (“CNET Networks”) on Form 10-Q for the quarterly period ended June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Neil M. Ashe, Chief Executive Officer and Director of CNET Networks, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of CNET Networks.

Dated: July 31, 2007

/s/ Neil M. Ashe
Neil M. Ashe
Director and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to CNET Networks and will be retained by CNET Networks and furnished to the Securities and Exchange Commission or its staff upon request.